UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event
  reported:  May 19, 2010

                         AMR CORPORATION                   _
(Exact name of registrant as specified in its charter)

          Delaware                                     1-8400                                      75-1825172           _
(State of Incorporation) ( Commission File Number)     (IRS Employer Identification No.)

4333 Amon Carter Blvd.      Fort Worth, Texas              76155
(Address of principal executive offices)  (Zip Code)

                     (817) 963-1234                 _
                   (Registrant's telephone number)

             (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of AMR Corporation (the “Company”) was held on May 19, 2010.

The final results of the voting for each matter submitted to a vote of stockholders at the meeting are as follows:

1.	Stockholders elected all of the Company’s 13 nominees for Director for one-year terms by the vote shown below:

Nominee	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Gerard J. Arpey	228,781,014	13,322,691	0	50,827,997
John W. Bachmann	238,751,383	3,352,322	0	50,827,997
David L. Boren	226,566,278	15,537,426	0	50,827,997
Armando M. Codina	227,031,019	15,072,686	0	50,827,997
Rajat K. Gupta	237,703,133	4,400,572	0	50,827,997
Alberto Ibargüen	238,793,794	3,309,911	0	50,827,997
Ann M. Korologos	233,067,512	9,036,192	0	50,827,997
Michael A. Miles	238,666,367	3,437,338	0	50,827,997
Philip J. Purcell	232,103,028	10,000,677	0	50,827,997
Ray M. Robinson	219,914,398	22,189,307	0	50,827,997
Judith Rodin	227,687,864	14,415,840	0	50,827,997
Matthew K. Rose	238,887,480	3,216,225	0	50,827,997
Roger T. Staubach	237,898,942	4,204,763	0	50,827,997

2.	Stockholders ratified the Audit Committee’s decision to retain Ernst & Young LLP as independent auditors for the Company for the 2010 fiscal year.

Votes For	Votes Against	Abstentions	Broker Non-Votes
282,395,177	9,150,978	1,385,547	0

3.	Stockholders rejected a proposal to allow cumulative voting in election of outside directors. The proposal was submitted by Mrs. Evelyn Y. Davis.

Votes For	Votes Against	Abstentions	Broker Non-Votes
51,440,336	190,195,795	467,603	50,827,967

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

    AMR CORPORATION

/s/ Kenneth W. Wimberly
Kenneth W. Wimberly
Corporate Secretary

Dated:  May 25, 2010